UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2008

ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01   CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On March 13, 2008, McGladrey & Pullen, LLP (“McGladrey”) was dismissed as the Registrant’s independent registered public accounting firm.

           McGladrey’s report on the Registrant’s financial statements for either of the past two years did not contain an adverse opinion or  a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant’s past two years and the subsequent interim period to the date of McGladrey’s dismissal, there have not been any disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to McGladrey’s satisfaction, would have caused McGladrey to make reference to the subject matter of the disagreements in connection with its report, and there have not been any “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

The Registrant has furnished McGladrey a copy of this Form 8-K, and requested McGladrey to furnish the Registrant a letter addressed to the Securities and Exchange Commission stating whether McGladrey agrees with the preceding, or, if not, stating the respects in which it does not agree.  That letter is provided as an exhibit to this Form 8-K.

(b) On March 19, 2008, the Registrant’s Audit Committee engaged Deloitte & Touche LLP (“Deloitte”) as the Registrant’s independent registered public accounting firm for the year ending December 31, 2008.

           The decision to change the independent registered independent public accounting firm was approved by the Registrant’s Audit Committee.

During the past two years and the subsequent interim period, the Registrant has not (and no one on its behalf has) consulted with Deloitte on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

Item 9.01   Financial Statements and Exhibits

(c)            Exhibits

16.1	Letter of McGladrey & Pullen, LLP re change in certifying accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 19, 2008

ICU MEDICAL, INC.

/s/ Francis J. O’Brien
Francis J. O'Brien
Secretary, Treasurer and
Chief Financial Officer